Exhibit 10.26

RETIREMENT & BENEFIT PLAN SERVICES

NQDC Trust Agreement

Nonqualified Deferred Compensation

Nonqualified Deferred Compensation Plan Trust Agreement

This Nonqualified Plan Trust Agreement (“Trust Agreement”) entered into as of 12/16, 2024 by and between Saga Communications, Inc. (the “Employer”) and Bank of America, N.A. (the “the Trustee”) with respect to a trust forming part of the Saga Communications, Inc. 2005 Deferred Compensation Plan (the “Plan”).

WHEREAS, the Employer has adopted the Plan identified above;

WHEREAS, the Employer has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan;

WHEREAS, the Employer wishes to establish a trust (the “Trust”) and to contribute to the Trust assets that shall be held therein, subject to the claims of the Employer’s creditors in the event of the Employer’s Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purpose of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);

WHEREAS, it is the intention of the Employer to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1. Establishment of Trust

(a)	Deposit of Funds. The Employer hereby deposits with the Trustee in trust such cash and/or marketable securities, if any, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

(b)	Irrevocability. The Trust hereby established shall be irrevocable.

(c)	Grantor Trust. The Trust is intended to be a grantor trust, of which the Employer is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be construed accordingly.

(d)	Trust Assets. The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Employer and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Employer. Any assets held by the Trust will be subject to the claims of the Employer’s general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

(e)	Additional Deposits. The Employer, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

(f)	Acceptance of Additional Deposits. The Trustee shall not be obligated to receive such cash and/or property unless prior thereto the Trustee has agreed that such cash and/or property is acceptable to the Trustee and the Trustee has received such reconciliation, allocation, investment or other information concerning, or representation with respect to, the cash and/or property as the Trustee may require. The Trustee shall have no duty or authority to (a) require any deposits to be made under the Plan or to the Trustee; (b) compute any amount to be deposited under the Plan to the Trustee; or (c) determine whether amounts received by the Trustee comply with the Plan. Assets of the Trust may, in the Trustee’s discretion, be held in an account with an affiliate of the Trustee.

(g)	Excess Amount. Notwithstanding Section 1(b), taking into account for this purpose assets held in the trust for Saga Communications, Inc. 2005 Deferred Compensation Plan dated April 2, 2007 between the Employer and the Trustee, the Employer may certify at any time to the Trustee a specified amount by which the assets of the Trust exceed all liabilities of the Plan (the "Excess Amount") and demand that the Trustee return the Excess Amount to the Employer. The Trustee shall be entitled to conclusively rely on any such certification, and shall return the Excess Amount to the Employer as soon as administratively practicable after receipt of such certification. The Trustee shall have no duty, responsibility, or authority to calculate any Excess Amount or to determine whether returning any Excess Amount to the Employer complies with any applicable laws or regulations. The Trustee shall not be liable to the Employer or any third-party for any damages whatsoever arising from Trustees return to the Employer of any Excess Amount.

Section 2. Payments to Plan Participants and Their Beneficiaries

(a)	Payment of Benefits by Trustee. With respect to each Plan participant, the Employer shall deliver to the Trustee a schedule (the “Payment Schedule”) that indicates the amounts payable in respect of the participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amounts are to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. The Payment Schedule shall be delivered to the Trustee not more than thirty (30) business days nor fewer than fifteen (15) business days prior to the date on which a payment is to be made to the Plan participant. Any change to a Payment Schedule shall be delivered to the Trustee not more than thirty (30) business days nor fewer than fifteen (15) business days prior to the date on which the payment is to be made in accordance with the changed Payment Schedule. The trustee will make payments in accordance with such Payment Schedule by transmitting the distribution amount (together with amounts necessary for federal, state or local taxes that may be required to be withheld) to the Employer or Employer’s designee who shall be responsible for payment directly to participants and their beneficiaries and proper tax reporting and withholding to the appropriate tax authorities. In all events, the Employer is responsible for calculating the amounts of all federal, state or local taxes required to be withheld with respect to any distribution and advising the Trustee of such amounts prior to the Trustee’s transmission to the Employer of any amounts from the Trust.

Further, the Employer shall be responsible for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Employee.

(b)	Entitlement to Benefits. The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by the Employer or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

(c)	Payment of Benefits by Employer. The Employer may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. If the Employer determines to make a payment of a deferred compensation benefit directly to a participant or beneficiary as the benefit becomes payable to the participant or such participant’s beneficiary under the terms of the Plan, the Employer shall notify the Trustee of the decision to make payment of the benefit directly to the participant or the participant’s beneficiary prior to the time the benefit becomes payable to the participant or the participant’s beneficiary. The Employer shall provide written certification to the Trustee evidencing such payment, and may at that time or at a subsequent time request reimbursement from the Trustee of the amount of such payment. The Trustee, upon receipt of such written certification and such request, shall distribute such amount to the Employer. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Employer shall make the balance of each payment as it falls due. The Trustee shall notify the Employer where principal and earnings are not sufficient.

(d)	No Duty to Determine Sufficiency. The Trustee shall have no responsibility to determine whether the Trust is sufficient to meet the liabilities under the Plan, and shall not be liable for payments or Plan liabilities in excess of the value of the assets held in the Trust.

Section 3. Trustee Responsibility Regarding Payments in the Event of Insolvency

(a)	Insolvency. The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Employer is Insolvent. The Employer shall be considered “Insolvent” for purposes of this Trust Agreement if (i) the Employer is unable to pay its debts as they become due, or (ii) the Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b)	Notice of Insolvency. At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust, for which the Employer is treated as grantor and owner shall be subject to the claims of general creditors of the Employer under federal and state law as set forth below.

(i)	The Board of Directors and the Chief Executive Officer of the Employer (or, if there is no Chief Executive Officer, the highest ranking officer) shall have the duty to inform the Trustee in writing of the Insolvency of the Employer. If a person claiming to be a creditor of the Employer alleges in writing to the Trustee that the Employer has become Insolvent, the Trustee shall determine whether the Employer is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

(ii)	Unless the Trustee has actual knowledge of the Insolvency of the Employer, or has received notice from the Employer or a person claiming to be a creditor alleging that the Employer is Insolvent, the Trustee shall have no duty to inquire whether the Employer is Insolvent. The Trustee may in all events rely on such evidence concerning the solvency of the Employer as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the solvency of the Employer.

(iii)	If at any time the Trustee has determined that the Employer is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the general creditors of the Employer. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Employer with respect to benefits due under the Plan or otherwise.

(iv)	The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Employer is not Insolvent (or is no longer Insolvent).

(c)	Amount of Payments after Insolvency. Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants provided for hereunder during any such period of discontinuance; provided that the Employer has given the Trustee the information with respect to such payments made during the period of discontinuance prior to resumption of payments by the Trustee.

(d)	Parent Assets after Insolvency. Notwithstanding the foregoing provisions of this Section 3, to the extent a parent corporation, if any (“Parent”), contributes Parent stock or other assets to the Trust to satisfy any subsidiary corporation’s obligations to the Plan participants and beneficiaries (“Parent Assets”), such Parent Assets are subject to claims of both the general creditors of the subsidiary corporation as well as the general creditors of the Parent.

Section 4. Payments to the Employer

Except as provided in Section 1(g), Section 2(c) and Section 3 hereof, since the Trust is irrevocable, in accordance with Section 1(b) hereof, the Employer shall have no right or power to direct the Trustee to return to the Employer or to divert to others any of the Trust assets before the payment of all benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan and this Trust Agreement.

Section 5. Investment Authority

(a)	Investment of Principal and Interest. The Trustee shall invest and reinvest the principal and income of the Trust as directed by the Employer (including directions that the Trustee follow Plan participants’ deemed investment elections made in accordance with the terms of the Plan), which directions may be changed from time to time, all in accordance with procedures established by the Trustee. The Trustee may limit the categories of assets in which the Trust may be invested.

(b)	Voting Rights. The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Employer. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercised by or rest with Plan participants, except that voting rights with respect to Trust assets will be exercised by the Employer, unless an investment adviser has been appointed pursuant to Section 5(d) and voting authority has been delegated to such investment adviser.

(c)	Substitution of Assets. The Employer shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercised by the Employer in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

(d)	Appointment of Investment Manager. The Employer may appoint one or more investment managers, including any entities affiliated with the Trustee, who shall have the power to manage, acquire, or dispose of such portion of the assets of the Trust as the Employer shall determine subject to the following:

(i)	An investment manager shall act in accordance with the provisions of an investment management agreement entered into between it and the Employer, an executed copy of which investment management agreement shall be filed with the Trustee;

(ii)	Each such investment manager must be: (i) registered as an investment adviser under the Investment Advisers Act of 1940; (ii) if not registered as an investment adviser under such Act because of paragraph (1) of Section 203A(a) of such Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business and satisfied any applicable filing requirements; (iii) a bank, as defined in said Act; (iv) an insurance company qualified to manage, acquire and dispose of the assets of the Plan under the laws of more than one state of the United States; or (v) an independent third party that shall be designated or appointed by the Employer, and that shall provide investment advice on a discretionary or nondiscretionary basis with respect to that portion of the assets of the Trust as the Employer shall specify from time to time by written direction(s) to the Trustee;

(iii)	The indicia of ownership of the assets of the Trust shall be held by the Trustee at all times, unless another custodian is appointed by the Employer;

(iv)	Any entity affiliated with the Trustee may act as broker or dealer to execute transactions, including the purchase of any securities directly distributed, underwritten, or issued by an entity affiliated with the Trustee, at standard commission rates, mark-ups or concessions, and to provide other management or investment services with respect to such trust, including the custody of assets;

(v)	Any direction provided to the Trustee by an investment manager shall be provided in writing or given orally and confirmed in writing, or by telephonic or electronic methods acceptable to the Trustee as soon as practicable. Alternatively, an investment manager may provide investment instructions directly to the broker or dealer and receipt by the Trustee of a confirmation of the transaction from the broker or dealer shall be conclusive evidence of such transactions. In either case, the Trustee shall have the authority within twenty-four (24) hours of receipt of such direction from the investment manager or confirmation of a transaction to instruct the investment manager to rescind the transaction if the Trustee determines that the investment is inconsistent with its operational or administrative requirements; and

(vi)	The Trustee may pay any such investment manager for any such services from the assets of the Trust without reduction for any fees or compensation paid to the Trustee for its services as trustee.

Notwithstanding any other provision of the Trust Agreement to the contrary, with respect to the investment of the assets of the Trust managed by an investment manager, the Trustee shall have only the duty to follow the directions of the investment manager and the Trustee shall not be liable to anyone and shall be completely indemnified and held harmless by the Employer:

(I)	for an act or omission of the investment manager (including an act or omission by the Trustee pursuant to the direction of the investment manager) with respect to the investment of such assets;

(II)	for failing to act with respect to the investment or reinvestment of such assets absent direction from the investment manager; or

(III)	for failing to invest, periodically review, diversify or otherwise deal with the investment of such assets.

In the event the Employer is Insolvent for purposes of Section 3 and the Employer fails to provide effective investment instructions to the Trustee as provided in Section 5(a), the Trustee may appoint one or more investment advisers who are registered as investment advisers under the Investment Advisers Act of 1940, who may be affiliates of the Trustee, to provide investment advice on a discretionary or nondiscretionary basis with respect to all or a specified portion of the assets of the Trust.

(e)	Powers of Trustee. Subject to Section 5(a), the Trustee, or the Trustee’s designee, is authorized and empowered:

(i)	To invest and reinvest Trust assets, together with the income therefrom, in common stock, preferred stock, convertible preferred stock, bonds, debentures, convertible debentures and bonds, mortgages, notes, commercial paper and other evidences of indebtedness (including those issued by the Trustee), shares of mutual funds (which funds may be sponsored, managed or offered by an affiliate of the Trustee), guaranteed investment contracts, bank investment contracts, other securities, policies of life insurance, annuity contracts, options, options to buy or sell securities or other assets, and all other property of any type (personal, real or mixed, and tangible or intangible);

(ii)	To deposit or invest all or any part of the assets of the Trust in savings accounts or certificates of deposit or other deposits in a bank or savings and loan association or other depository institution, including the Trustee or any of its affiliates, provided with respect to such deposits with the Trustee or an affiliate the deposits bear a reasonable interest rate;

(iii)	To hold, manage, improve, repair and control all property, real or personal, forming part of the Trust; to sell, convey, transfer, exchange, partition, lease for any term, even extending beyond the duration of this Trust, and otherwise dispose of the same from time to time;

(iv)	To hold in cash, without liability for interest, such portion of the Trust as is pending investments, or payment of expenses, or the distribution of benefits and retain the benefit of the use of such cash, which is incidental to the normal operation of the Trust;

(v)	To take such actions as may be necessary or desirable to protect the Trust from loss due to the default on mortgages held in the Trust including the appointment of agents or trustees in such other jurisdictions as may seem desirable, to transfer property to such agents or trustees, to grant to such agents such powers as are necessary or desirable to protect the Trust, to direct such agent or trustee, or to delegate such power to direct, and to remove such agent or trustee;

(vi)	To settle, compromise or abandon all claims and demands in favor of or against the Trust;

(vii)	To exercise all of the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under the laws of the state in which the Trustee has its principal place of business so that the powers conferred upon the Trustee herein shall not be in limitation of any authority conferred by law, but shall be in addition thereto;

(viii)	If directed by the Employer, to borrow money from any source and to execute promissory notes, mortgages or other obligations and to pledge or mortgage any trust assets as security; and

(ix)	To maintain accounts at, execute transactions through, and lend on an adequately secured basis stocks, bonds or other securities to, any brokerage or other firm, including any firm which is an affiliate of the Trustee.

Section 6. Additional Powers of the Trustee

To the extent necessary or which it deems appropriate to implement its powers under Section 5 or otherwise to fulfill any of its duties and responsibilities as the Trustee of the Trust, the Trustee shall have the following additional powers and authority:

(a)	To register securities, or any other property, in its name or in the name of any nominee, including the name of any affiliate or the nominee name designated by any affiliate, with or without indication of the capacity in which property shall be held, or to hold securities in bearer form and to deposit any securities or other property in a depository or clearing corporation;

(b)	To designate and engage the services of, and to delegate powers and responsibilities to, such agents, representatives, advisers, counsel and accountants as the Trustee considers necessary or appropriate, any of whom may be an affiliate of the Trustee or a person who renders services to such an affiliate, and, as part of its expenses under this Trust Agreement, to pay their reasonable expenses and compensation;

(c)	To make, execute and deliver, as the Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or appropriate for the accomplishment of any of the powers listed in this Trust Agreement; and

(d)	Generally to do all other acts which the Trustee deems necessary or appropriate for the protection of the Trust.

Section 7. Disposition of Income

During the term of this Trust Agreement, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

Section 8. Accounting by the Trustee

The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Employer and the Trustee. Within ninety (90) calendar days following the close of each calendar year and within ninety (90) calendar days after removal or resignation of the Trustee, the Trustee shall deliver to the Employer a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. The Trustee may satisfy its obligation under this Section 8 by rendering to the Employer monthly statements setting forth the information required by this Section separately for the month covered by the statement.

Section 9. Responsibility and Indemnity of the Trustee

(a)	Standard of Conduct. The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Employer which is contemplated by, and in conformity with, the terms of the Plan and this Trust and is given in writing by the Employer or in such other manner prescribed by the Trustee. The Trustee shall also incur no liability to any person for any failure to act in the absence of direction, request or approval from the Employer which is contemplated by, and in conformity with, the terms of this Trust. In the event of a dispute between the Employer and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute. The Trustee hereby disclaims all warranties and responsibilities for the tax, legal (including securities law), and accounting consequences of the Plan or any direction given to it by the Employer. In addition, the Employer agrees and acknowledges that Trustee shall not be (or be responsible for) providing any tax, legal, or accounting advice to the Employer, the Participants or anyone else under the provisions of this Trust Agreement. Without limiting the foregoing, Trustee specifically shall have no responsibility or liability related to compliance with the requirements of Code Section 409A with respect to the Plan, Employer, or any Plan Participants.

(b)	Indemnification of Trustee. The Employer hereby indemnifies the Trustee and each of its affiliates (collectively, the “Indemnified Parties”) against, and shall hold them harmless from, any and all loss, claims, liability, and expense, including reasonable attorneys’ fees, imposed upon or incurred by any Indemnified Party as a result of any acts taken, or any failure to act, in accordance with the directions from the Employer or any designee of the Employer, or by reason of the Indemnified Party’s good faith execution of its duties with respect to the Trust, including, but not limited to, its holding of assets of the Trust. The Trustee is authorized to prosecute or defend actions, suits, claims or proceedings for the protection of Trust assets and of the Trustee in the performance of the duties of the Trustee and to represent the Trust in all actions, suits, claims or proceedings. The Trustee shall have the authority to pay, contest or settle any claim by or against the Trust by compromise, arbitration or otherwise; to release, in whole or in part, any claim belonging to the

Trust to the extent that the claim is deemed uncollectible by the Trustee. Notwithstanding the foregoing, the Trustee may only pay or settle a claim assessed against the Trust by the Employer if it is compelled to do so by a final order of a court of competent jurisdiction which is not subject to appeal. The Employer agrees to indemnify the Trustee against the Trustee’s costs, expenses and liabilities (including, without limitation, attorneys’ fees and expenses) relating thereto. The Employer’s obligations in the foregoing regard shall be satisfied promptly by the Employer, provided that in the event the loss, claim, liability or expense involved is determined by a no longer appealable final judgment entered in a lawsuit or proceeding to have resulted from the gross negligence or willful misconduct of the Trustee, the Trustee shall promptly on request thereafter return to the Employer any amount previously received by the Trustee under this Section with respect to such loss, claim, liability or expense. If the Employer does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust without direction from the Employer.

The Employer has represented to the Trustee that each Plan qualifies as either (i) an excess benefit plan within the meaning of Section 4(b) of ERISA or (ii) a “top-hat” plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, which is exempt from the provisions of Part 4 of Title I of ERISA. The Trustee is entering into this Agreement in reliance upon the Employer’s representation. Accordingly, in the event that any Plan fails to qualify as an excess benefit plan or a top-hat plan exempt from ERISA, then notwithstanding any other provision of this Agreement to the contrary and to the extent permitted by law, the Employer will indemnify and hold the Trustee harmless from all liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that the Trustee incurs as a result of a breach of fiduciary duty under ERISA arising from any action taken, or omitted to be taken, by the Trustee in good faith in accordance with this Agreement. In such event, the Employer will, upon notice, pay monthly in arrears to or on behalf of the Trustee, all reasonable attorneys’ fees and expenses incurred by the Trustee. The Employer’s obligations in the foregoing regard shall be satisfied promptly by the Employer, provided that in the event the loss, claim, liability or expense involved is determined by a no longer appealable final judgment entered in a lawsuit or proceeding to have resulted from the gross negligence or willful misconduct of the Trustee, the Trustee shall promptly on request thereafter return to the Employer any amount previously received by the Trustee under this Section with respect to such loss, claim, liability or expense. If the Employer does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust without direction from the Employer.

All releases and indemnities provided in this Trust Agreement shall survive the termination of this Trust Agreement. The Employer shall indemnify and hold harmless the Trustees for any actions of a prior Trustee.

(c)	Legal Counsel. The Trustee may consult with legal counsel (who may also be counsel for the Employer generally) with respect to any of its duties or obligations hereunder.

(d)	Other Advisers. The Trustee may hire agents, accountants, actuaries, investment advisers, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

(e)	Authority of Trustee. The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust unless specifically directed by the Employer to do so, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy. Employer agrees that if the Employer directs the Trustee to name a beneficiary of an insurance policy other than the Trust for part or all of such policy’s death benefit, the Employer shall be responsible to (i) calculate any taxes attributable to a Plan participants and their beneficiaries as a result of such beneficiary designation, and (ii) report to the appropriate tax authorities any imputed income attributable to such Plan participant and their beneficiary.

(f)	Loan Against Insurance Policy. However, notwithstanding the provisions of Section 9(e) above, the Trustee may loan to the Employer the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

(g)	Limitation on Trustee. Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 10. Compensation and Expenses of the Trustee

Unless otherwise agreed by the Trustee, the Trustee is authorized to withdraw from the Trust without direction from the Employer the amount of its fees in accordance with the fee schedule agreed to in writing by the Employer and the Trustee if such fees are not so paid within 60 days of presentation of a statement of the amounts due. The Employer shall pay all administrative expenses, but if not so paid, the expenses shall be paid from the Trust. Any obligation of the Employer and/or the Trust to pay the Trustee amounts pursuant to any provision of this Trust Agreement shall survive any amendment or termination hereof or the Trustee's resignation or removal.

Section 11. Resignation and Removal of the Trustee

(a)	Resignation of Trustee. The Trustee may resign at any time by written notice to the Employer, which shall be effective sixty (60) calendar days after receipt of such notice unless the Employer and the Trustee agree otherwise.

(b)	Removal of Trustee. The Trustee may be removed by the Employer on sixty (60) calendar days’ written notice or upon shorter written notice accepted by the Trustee.

(c)	Transfer of Assets to Successor.

(i)	Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless the Employer extends the time limit, provided that the Trustee is provided assurance by the Employer satisfactory to the Trustee that all fees and expenses reasonably anticipated will be paid.

(ii)	Upon settlement of the account and transfer of the Trust assets to the successor Trustee, all rights and privileges under this Trust Agreement shall vest in the successor Trustee and all responsibility and liability of the Trustee with respect to the Trust and assets thereof shall terminate subject only to the requirement that the Trustee execute all necessary documents to transfer the Trust assets to the successor Trustee.

Section 12. Appointment of Successor

(a)	Employer Appointment of Successor. If the Trustee resigns or is removed in accordance with Section 11(a) or Section 11(b), the Employer may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Employer or the successor Trustee to evidence the transfer.

(b)	Court Appointment of Successor. If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 12(a) hereof, by the effective date of resignation or removal under Section 11(a) or Section 11(b). If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

(c)	Duty of Successor Trustee. The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 8 and 9. The successor Trustee shall not be responsible for and the Employer shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

Section 13. Amendment or Termination

(a)	Amendment. This Trust Agreement may be amended by a written instrument executed by the Trustee and the Employer. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable, since the Trust is irrevocable in accordance with Section 1(b) hereof.

(b)	Termination by Employer. The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Employer. Notwithstanding the preceding sentence, if Parent Assets remain in the Trust at termination, such Parent Assets shall be returned to Parent.

(c)	Termination with Participant Approval. Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, the Employer may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Employer. Notwithstanding the preceding sentence, if Parent Assets remain in the Trust at termination, such Parent Assets shall be returned to Parent.

Section 14. Miscellaneous

(a)	Severability. Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b)	No Assignment of Benefits. Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(c)	Governing Law. This Trust Agreement and its enforcement shall be governed by and construed in accordance with the laws of the State of New Jersey.

(d)	Successors and Assigns. This Trust Agreement shall be binding on, and the powers granted to the Employer and the Trustee, respectively, shall be exercisable by the respective successors and assigns of the Employer and the Trustee. Any entity or corporation that succeeds to substantially all of the business of the Trustee by merger, consolidation, purchase or otherwise shall upon succession and without appointment or other action by the Employer be and become successor Trustee hereunder

(e)	Survival. The provisions of Sections 2(d), 3(b)(iii), and 9(b) of this Trust Agreement shall survive termination of this Trust Agreement.

(f)	Conflict with Plan Document. The rights, duties, responsibilities, obligations and liabilities of the Trustee are as set forth in this Trust Agreement, and no provision of the Plan or any other documents shall affect such rights, responsibilities, obligations and liabilities. If there is a conflict between provisions of the Plan and this Trust Agreement with respect to any subject involving the Trustee, including but not limited to the responsibility, authority or powers of the Trustee, the provisions of this Trust Agreement shall be controlling.

(g)	Shareholder Communications Act. The Employer agrees that the Trustee will not supply the Employer’s name to issuers of any securities held in the Trust and, therefore, the Employer will not receive information regarding those securities directly from the issuer. Instead, the Employer will receive information from the Trustee, unless the Employer notifies the Trustee in writing otherwise.

(h)	Compliance. The Employer shall be solely responsible for the tax, legal (including without limitation securities law), administration and accounting consequences of the Plan, including without limitation ensuring that the Plan is maintained, for purposes of the Internal Revenue Code of 1986, as amended, (the “Code”), including without limitation Code Section 409A, in a manner that satisfies the requirements for favorable federal income tax treatment applicable to an unfunded, non-qualified deferred compensation plan. The Employer shall at all times ensure that the Plan and this Trust shall have characteristics supporting a determination that it is an arrangement constituting an unfunded Plan maintained for the purpose of providing deferred compensation to a select group of management or highly compensated employees for purposes of Title I of ERISA.

Employer Copy

BY SIGNING THIS TRUST AGREEMENT, THE UNDERSIGNED EMPLOYER ACKNOWLEDGES RECEIPT OF A COPY OF THIS TRUST AGREEMENT.

IN WITNESS WHEREOF, the Employer and the Trustee have executed this Trust Agreement each by action of a duly authorized person and the Trust Agreement shall be effective as of the later date indicated on the first page of this Trust Agreement (if indicated) or the date of the Trustee signature below.

Bank of America, N.A.		Saga Communications, Inc.
«Employer»
By:	/s/ Keshia Hammond-Merriman	By:	/s/ Samuel D. Bush
Name/Title:	Keshia Hammond-Merriman Assistant Vice President	Name/Title:	Samuel D. Bush CFO/EVP/Treasurer
Date:	12/27/24	Date:	12/16/24

s

Add second signature if required:
	By:	/s/ Catherine Bobinksi
	Name/Title:	Catherine Bobinski Sr. V.P. /Controller
	Date:	12/16/24

Trustee Copy

BY SIGNING THIS TRUST AGREEMENT, THE UNDERSIGNED EMPLOYER ACKNOWLEDGES RECEIPT OF A COPY OF THIS TRUST AGREEMENT.

IN WITNESS WHEREOF, the Employer and the Trustee have executed this Trust Agreement each by action of a duly authorized person and the Trust Agreement shall be effective as of the later date indicated on the first page of this Trust Agreement (if indicated) or the date of the Trustee signature below.

Bank of America, N.A.		Saga Communications, Inc.
«Employer»
By:	/s/ Keshia Hammond-Merriman	By:	/s/ Samuel D. Bush
Name/Title:	Keshia Hammond-Merriman Assistant Vice President	Name/Title:	Samuel D. Bush CFO/EVP/Treasurer
Date:	12/27/24	Date:	12/16/24

Add second signature if required:
By:	/s/ Catherine Bobinksi
Name/Title:	Catherine Bobinski Sr. V.P. /Controller
Date:	12/16/24

SIPC Insurance, Additional Coverage and Disclosures

Merrill Lynch, Pierce, Fenner & Smith Incorporated (also referred to as “MLPF&S” or “Merrill”) makes available certain investment products sponsored, managed, distributed or provided by companies that are affiliates of Bank of America Corporation (“BofA Corp.”). MLPF&S is a registered broker-dealer, Member SIPC and a wholly owned subsidiary of
BofA Corp.

The securities and cash Merrill Lynch holds in your account are protected by the Securities Investor Protection Corporation (SIPC) for up to $500,000 (inclusive of up to a maximum of $250,000 for cash). In addition, Merrill Lynch has obtained “excess-SIPC” coverage from Lloyd’s of London. The Lloyd’s policy provides further protection for each customer (including up to $1.9 million for cash), subject to an aggregate loss limit of $1 billion for all customer claims. Each account held by a separate customer (as defined by applicable law) is treated separately for purposes of the above protection.

SIPC coverage and our excess-SIPC policy do not cover assets that are not securities or assets that are not held at Merrill, such as cash on deposit at Bank of America, N.A. or other depository institutions. Those deposits are protected by the Federal Deposit Insurance Corporation (FDIC). Merrill is not a bank. Unless otherwise disclosed, investments through Merrill ARE NOT FDIC INSURED, ARE NOT GUARANTEED, MAY LOSE VALUE, ARE NOT DEPOSITS, ARE NOT INSURED BY ANY GOVERNMENTAL AGENCY, AND ARE NOT A CONDITION TO ANY BANKING SERVICE OR ACTIVITY.

All protection limits are per customer account. SIPC coverage does not protect against a decline in the market value of securities. Explanatory brochure is available upon request at www.sipc.org/.

To obtain information about SIPC, including the SIPC Brochure, contact SIPC at <http://www.sipc.org> or 202-371-8300.

You may not use your account or relationship to the firm to process transactions that are prohibited by law, including, but not limited to, restricted transactions prohibited by the Unlawful Internet Gambling Enforcement Act of 2006.

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